Exhibit 4.3
ORGANIZED UNDER THE CAWS OF THE STATE OF SOUTH CAROLINA
THE SOUTH FINANCIAL GROUP, INC. 10% MANDATORY CONVERTIBLE NON CUMULATIVE PREFERRED STOCK, SERIES 2008ND-V
THIS CERTIFIES THAT Specimen is the owner of *** One Hundred*** Shares
Transferable only one the looks of the corporation by the holder hereof in persons or by money upon surrender up this certificate properly endorsed
IN WITNESS WHEREOF. the said corporation has caused this certificate to be sign by ed duly authorized officers and its corporate to be on to affect this 8th day of May A D 2008

THE SHARES EVIDENCE BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AND EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF TRANSLATION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRED REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.
CERTIFICATE FOR 100 SHARES
THE SOUTH FINANCIAL GROUP, INC
Mandatory Convertible Non-Cumulative Preferred Stock Series 2008d-V
ISSUED TO SAMPLE DATE MAY 8, 2008
For value received hereby self assign and transfer under shares represented by the within certificate and do hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises dated in presence of
Notice the signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.